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                      [HOGAN & HARTSON L.L.P. LETTERHEAD]

                                                                     Exhibit 5.1



                                  May 3, 2001


Steven M. Rales
Mitchell P. Rales
1250 24th Street, N.W.
Suite 800
Washington, D.C.  20037

Dear Sirs:

          We are acting as counsel to Steven M. Rales and Mitchell P. Rales (the "Selling Stockholders"), in connection with the registration statement on Form S-3 (the "Registration Statement") of Danaher Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission relating to the sale of up to 5,750,000 shares of the Company's common stock, par value $.01 per share (the "Common Shares") which are to be sold by the Selling Stockholders. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on May 1, 2001 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.
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May 3, 2001
Page 2

          4. Resolutions of the Board of Directors of the Company relating to the original issuance of the Common Shares, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

          5. The proposed form of underwriting agreement by and among the Company, the Selling Stockholders and the prospective underwriters for the offering, filed as Exhibit 1.1 to the Registration Statement.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming receipt by the Company of the consideration for the Common Shares specified in the resolutions of the Board of Directors relating to the original issuance of the Common Shares, the Common Shares are validly issued, fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
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May 3, 2001
Page 3


          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.
                                    --------------------------
                                    HOGAN & HARTSON L.L.P.